KeyCorp Investor Meetings: Europe June 2026 Brian Mauney Director of Investor Relations Chris Gorman Chairman & Chief Executive Officer

Strong Foundation ▪ Sticky, granular client deposit base ▪ Leading capital and liquidity positions among our peers ▪ Diversified, fee-based business mix ▪ Risk management excellence: ‒ 10-year average(1) NCO ratio of 30 bps ▪ Highly engaged & talented teammates Distinctive Business Model ▪ Relationship-based model focused on primacy ▪ Driving growth through targeted scale ▪ Proven and mature underwrite-to- distribute model – raised over $160Bn of capital on behalf of our clients(2) ▪ Scaled Investment Banking, Payments, Wealth and CRE businesses ▪ Expense management discipline supports ongoing investments Positioned for Future ▪ Strengths align with market developments ▪ Clearly defined structural NII tailwinds – across a variety of rate scenarios ▪ Significant organic momentum across capital-light, fee-based businesses ▪ Accelerated investments in people and technology, which will drive future organic growth ▪ De-risked credit profile KEY: Well-Positioned to Achieve Our Next Leg of Growth Strong foundation positions Key to execute on its targeted scale strategy to deliver sound, profitable growth 2(1) For 2016-2025; (2) Trailing 12-months basis, 2Q25 through 1Q26

(1) Top 20 MSAs ranked by number of Middle Market companies; (2) As of 3/31/2026; (3) As a percent of 1Q26 segment results, excluding the Other segment Regional Bank with National Reach and Scale Business Mix Overview(3) Assets $189Bn Deposits $148Bn KEY Highlights(2) Loans $109Bn Branches 940 AUM ~$70Bn 3 Consumer 52% Commercial 48% NII Commercial 65% Consumer 35% Noninterest Income Consumer 32% Commercial 68% Average Loans Consumer 60% Commercial 40% Average DepositsRetail footprint (includes Commercial Bank and Institutional Bank presence) Key clients (no Branch or Commercial / Inst. presence) Commercial & Institutional Bank presence Middle Market presence in a top 20 MSA(1)

Taking Stock of Our Progress and Path Forward

2023

- **Quickly mobilized team** to support clients & prospects through unprecedented times
- **Fortified balance sheet** – grew and strengthened relationships, deposits and capital, while reducing RWAs by $14Bn
- **Simplified and streamlined** our focus (exited vendor finance, realigned institutional & commercial banking)
- **Freed up more than $400MM in expenses**
- **Improved ALM governance and balance sheet resiliency** to fluctuations in interest rates

2024

- **Decisively pivoted to playing Offense** – grew relationships, deposits, pipelines and AUM
- **Delivered on financial targets**
- **$2.8Bn Scotiabank minority investment** and subsequent repositioning of **~$10Bn AFS securities transactions**
- Demonstrated **momentum across strategic, fee-based businesses**
- **Accelerated investments** in people and technology
- **Peer-leading capitalposition** at year-end

2025

- **Met or exceeded all financial targets**… delivered **record revenue**
- Continued to evolve culture to one that is **increasingly focused on client acquisition**
- Continued to drive **strong momentum across differentiated fee businesses**
- **Increased investments** in front line bankers (+9%) and technology (+~$100MM)
- Maintained **peer leading capital position**
- Received a **credit ratings upgrade from Fitch** and a **Positive outlook from Moody's**

2026

- Making **meaningful progress towards 15%+ ROTCE target** by 4Q27
- **Increased full-year net interest income and loan guidance** following 1Q earnings
- **Continue to invest** across the franchise in bankers, and ~$1Bn in technology
- **Expect to repurchase $1.3Bn of shares,** increased from previous guide of $1.2Bn
  - May 2026: Board **authorized up to $3Bn of share repurchases**
- Made **changes to the composition of our Board of Directors**

2027-2030

- **Disciplined balance sheet growth and optimization**
- **Compound our current fee advantage**
- **Maintain expense discipline while investing**
- **Productively deploy excess capital (current and future)**

4

10.0% Marked CET1 ratio(2),(3) +12% Collective growth of priority fee-based businesses YoY(1) ~$70Bn Assets under management(2), up 14% YoY Differentiated Fee Businesses +3% Commercial client growth YoY Client and Prospect Momentum Commitment to Return of Capital Risk Management Excellence 63 bps NPAs / loans + OREO 38 bps NCOs / average loans (1) Priority fee-based businesses include Wealth, Investment Banking, and Commercial Payments; (2) As of 3/31/2026; (3) Non-GAAP measure: see appendix for reconciliation $1.3Bn Planned share repurchases in 2026 ($389MM repurchased in 1Q26) +2% Net new relationship household growth YoY 1Q26 Results 5

Note: Totals may not foot due to rounding (1) Reflects comparison of adjusted metrics. 4Q25 excludes $21MM related to the FDIC special assessment. See slide 31 for breakout on Selected Items Impact on Earnings; (2) Taxable equivalent basis; (3) Non-GAAP measure: see appendix for reconciliation 6 1Q26 Financials $ in millions, excluding per share metrics From continuing operations 1Q25 4Q25 1Q26 QoQ YoY Diluted EPS $0.33 $0.43 $0.44 7% 33% Net interest income(2),(3) $1,105 $1,223 $1,230 1% 11% Noninterest income $668 $782 $723 (8)% 8% Revenue(2),(3) $1,773 $2,005 $1,953 (3)% 10% Noninterest expense $1,131 $1,241 $1,181 (6)% 4% Provision for credit losses $118 $108 $106 (2)% (10)% Return on assets 0.88% 1.08% 1.14% 6 bps 26 bps Return on tangible common equity(3) 11.2% 12.4% 13.0% 59bps 179 bps Cash efficiency ratio(3) 63.5% 61.6% 60.4% (128) bps (314) bps % change (1) (1)

Strong Foundation Provides Opportunities For Growth

We have a relationship-focused business model with unique, targeted capabilities to best serve consumer and commercial clients

Strong Consumer Foundation

Retail & Business Banking

- **~2.2MM+** *Households*
- **~250k+** *Business Clients*
- **~$88Bn** *Total Deposits*

Wealth Management

- **~195k+** *Clients*
- **~$70Bn** *AUM*
- **~$9Bn** *Total Deposits*

Relationship Household Progress



<1%
~3%
2016-2019 Avg Annual Growth
2020-2025 Avg Annual Growth

23%
of relationship households acquired after 2019

+$14Bn
Growth in Consumer Deposits since 4Q19

A Differentiated Full-Service Commercial Platform

Capabilities	KeyBank	Boutiques	Regional Banks	Trillionaire Banks
Scaled Holistic Platform (Commercial Payments, Capital Markets, and Wealth)	✓			✓
Industry Expertise (Healthcare, Technology, Energy, Industrials, Consumer, Real Estate, Public Sector)	✓	✓		✓
Middle Market Focus	✓	✓	✓	
Integrated Delivery Model	✓			

7

NIM Benefits from Clearly Defined Tailwinds

Meaningfully narrowed gap to peers over the past year with clearly defined NII tailwinds that will narrow the gap further moving forward

NIM Tailwinds and Outlook



Actuals
Projections
Closed ~2/3 of the gap to ~3.2% peer median
2.02%
21 bps
64 bps
2.87%
~3.05%
3.25%+
Fixed-rate asset repricing
Loan recycling
Funding mix optimization
Deposit beta management
1Q24
AFS securities repositioning & BNS investment
Organic growth
1Q26
4Q26
4Q27

Fixed-Rate Asset Repricing Tailwinds

$ in billions	2026[1]	2027
Projected receive-fixed swap maturities	$6.3	$10.7
Weighted-average rate received (%)	2.84%	3.01%
Projected residential mortgage cash flows / maturities	$1.6	$1.9
Weighted-average rate received (%)	3.47%	3.56%
Projected fixed-rate MBS cash flows / maturities	$4.4	$5.4
Weighted-average rate received (%)	3.80%	3.77%

Path to 3.25%+ NIM by 4Q27[2]

- Continued outsized benefit from low-rate securities and swaps rolling over at higher reinvestment rates
- Disciplined balance sheet growth through growth of high quality, low-cost deposits that facilitate our relationship-driven loan growth
- Continued loan recycling of low-yielding consumer mortgages into higher-yielding commercial loans

(1) Reflects maturities and weighted-average rate for the remaining quarters in the year (2Q26-4Q26); (2) Represents a forward-looking non-GAAP measure: refer to slide 32, "Forward-Looking Statements and Additional Information", for more information

8

Sticky, Granular Deposit Base 9 (1) Other includes treasury brokered deposits and other deposits; (2) Cumulative beta indexed to 3Q24; (3) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits as of 3/31/26 Average Deposit Balances Deposit Franchise Highlights Total Cost of Deposits Trend $ in billions 2.06% 1.99% 1.97% 1.81% 1.65% 2.53% 2.44% 2.43% 2.23% 2.01% 4.50% 4.50% 4.25% 3.75% 3.75% 1.80% 2.30% 2.80% 3.30% 3.80% 4.30% 4.80% -0.20% 0.80% 1.80% 2.80% 3.80% 4.80% 5.80% 1Q25 2Q25 3Q25 4Q25 1Q26 $88.5 $90.1 $82.8 $85.9 $87.9 $87.8 $55.6 $54.7 $55.0 $58.0 $58.1 $58.9 $145.0 $146.9 $144.1 $146.2 $149.3 $147.3 2021 2022 2023 2024 2025 1Q26 ▪ Client deposits up 1% year-over-year ▪ NIB deposits were 18% of total deposits, or 24% including hybrids ▪ Commercial deposit balances driven by relationship clients ‒ 81% of balances within an operating account ‒ 96% from clients with an operating account ▪ Cumulative interest-bearing deposit beta in the current monetary policy-easing cycle: ~56%(2) ▪ Loan-to-deposit ratio: 75%(3) Proactive deposit beta management enabled by relationship-based deposits Total deposit cost Fed Funds rate Consumer Other(1) Commercial Interest-bearing deposit cost

-2.0% -1.0% 0.0% 1.0% 2.0% 3.0% 4.0% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 U p 2 0 0 b p s R a m p S e n s it iv it y “Down 200” Net Interest Income Sensitivity Key vs. Peers(1),(2) Improved Interest Rate Risk Management Framework ▪ Since adopting a new interest rate risk management framework in early 2024, the ALCO directs Corporate Treasury to manage NII sensitivity within a defined operating range that accounts for the company’s inherent and evolving rate risk exposures and the macroeconomic and operating environment ▪ Currently, we are managing to a relatively neutral interest rate risk position, recognizing macroeconomic and monetary policy uncertainty Key Points “Up 200” Net Interest Income Sensitivity Key vs. Peers(1),(2) Note that IRR sensitivity measures between banks can be difficult to compare due to differences in calculation and reporting methodology (1) Peers include: CFG, FCNCA, FITB, HBAN, MTB, PNC, RF, TFC, USB, ZION; (2) Calculations shown are estimates based on company public filings “U p 2 0 0 ” T e s t R e s u lt 10 Middle quartiles -4.0% -3.0% -2.0% -1.0% 0.0% 1.0% 2.0% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 D n 2 0 0 b p s R a m p S e n s it iv it y “D o w n 2 0 0 ” T e s t R e s u lt

Meaningful Investment Opportunities

Lean into our growth opportunities across Wealth Management, Payments, and Investment Banking

2026 Investment Themes

Compound our fee-based advantages

Capitalizing on strong pipelines and momentum

+6-7%

Planned increase in front-line producers

~$1Bn

Planned technology budget, up ~$200MM from 2024, positioning Key for growth & innovation

Investment Focus Areas

Capital Markets

- Talent growth in strategic areas / industry verticals of focus
- Simplify and streamline our credit and portfolio management infrastructure
- Expand on our differentiated capabilities (e.g., Clearwater UK[(1)], affordable housing, unitranche funds)

Wealth Management

- Increase the size of client facing teams to further utilize differentiated platform
- Digital infrastructure and capabilities, including in wealth client-facing tools and AI integration

Middle Market & Commercial Payments

- Add middle market bankers and payments advisors; recently added a middle market team in Atlanta, and a family office and private capital team in Kansas City
- Leverage more automation and data to drive efficiency
- Scale embedded banking

Technology

- Wealth digital planning & servicing tools, and home equity originations capabilities
- Enhancing our APIs and other client self-service tools; investing in our data & analytics and embedded banking offerings

(1) As previously announced, KeyCorp has entered into a definitive agreement to acquire Clearwater Corporate Finance LLP (Clearwater UK). The transaction is expected to close in the second half of 2026, subject to customary closing conditions.

11

Diversified Fee Business with High Revenue Contribution 12 Noninterest Income as a % of Average Assets 0.86% 1.08% 1.11% 1.12% 1.20% 1.31% 1.44% 1.54% 1.55% 1.64% 1.77% Peer 3 Peer 9 Peer 7 Peer 2 Peer 1 Peer 4 Peer 8 Peer 10 Peer 5 Peer 6 Peer Median = 1.26% 22% 27% 28% 29% 29% 29% 33% 34% 37% 38% 42% Peer 3 Peer 9 Peer 4 Peer 7 Peer 1 Peer 2 Peer 8 Peer 5 Peer 10 Peer 6 Peer Median = 29% Noninterest Income Revenue Contribution 1Q26 TTM(1) Note: Peers include CFG, FCNCA, FITB, HBAN, MTB, PNC, RF, TFC, USB, and ZION (1) Reflects adjusted total noninterest income and revenue, non-GAAP measure: see appendix for reconciliation 1Q26 TTM(1) Demonstrated ability to monetize commercial assets and relationships better than most regional banks

Relatively Outsized, Scaled Investment Banking Platform

Noninterest Income Contribution

1Q26 TTM [(1)]



Commercial mortgage servicing
Service charges on deposit accounts
Other
9%
9%
10%
Corporate services
10%
28%
Investment banking & debt placement
12%
Cards and payments
21%
Trust and investment services

Highlights

- A broad set of sophisticated, scaled capabilities built up over two decades, combined with a unique, targeted industry verticals approach
- Integrated teams that deliver the whole bank – 58% of clients have primacy
- IB had its second strongest year in our history in 2025, and is off to a strong start in 2026 – expect to grow mid single digits in 2026
  - >$1Trn private equity / private credit dry powder
  - De-regulatory environment
  - Industries ripe for consolidation

Investment Banking and Debt Placement Fees

$ in millions



Actuals
Projections
$937
$638
$542
$688
$780
MSD growth
~$1Bn
2021
2022
2023
2024
2025
2026F
Medium-Term Target

Note: Graphs may not foot due to rounding; MSD = Mid-single digits
(1) Adjusted total noninterest income of $2.9Bn. Non-GAAP measure: see appendix for reconciliation

13

Wealth: A Valuable, Recurring Source of Fees and Deposits 14 1Q26 TTM (1) Highlights Assets Under Management $56 $51 $55 $61 $70 $70 2021 2022 2023 2024 2025 1Q26 +5% CAGR ▪ Key Wealth Management segments: Key Private Client ($250k-$2MM investable assets), Key Private Bank ($2-10MM), Family Wealth ($10MM+) and Institutional Services Group ($10-500MM AUM/AUA) ▪ Mass affluent strategy targets underserved clients – with opportunities to cross sell existing Key clients (less than 10% current penetration) ‒ Key Private Client momentum: enrolled over 57K clients and $7.4Bn of investments & deposits since inception (2023) ▪ Continuing to hire wealth managers $ in billions Noninterest Income Contribution Note: Graphs may not foot due to rounding (1) Adjusted total noninterest income of $2.9Bn. Non-GAAP measure: see appendix for reconciliation Meaningful opportunity to penetrate existing mass affluent customers 28% 21% 12% 10% 10% 9% 9% Investment banking & debt placement Trust and investment services Cards and payments Service charges on deposit accounts Corporate services Commercial mortgage servicing Other

Holistic Payments Platform with Growth Tailwinds

Delivering one of the broadest platforms of banking & software-based capabilities in the market

Full Suite of Commercial Payment Capabilities, Continuing to Invest in Growth

TRADITIONAL CAPABILITIES → **INNOVATIVE CAPABILITIES**

- **Core Treasury**
- **Liquidity**
- **Card & Merchant**
- **Foreign Exchange**
- **Automation**
- **Embedded Banking**

Fintech partnerships

Strategic Focus Areas

- Continue primacy focus to grow the core operating deposit base
- Increasing our product investment
- Continued scaling of embedded banking business

Meaningful Growth Trends

Gross Payments Fees(1)



+8%
CAGR
2019
2020
2021
2022
2023
2024
2025

…with Strong Tailwinds from Suite of Capabilities

~70%

Cumulative commercial deposit beta(2)

~2x

Embedded banking revenue and fee growth in 2025(3)

90%

Payments penetration of Middle Market clients

(1) Gross payments fees exclude prepaid card fees; (2) Cumulative beta as of 4Q25, indexed to 3Q24; (3) Compared to 2024

15

Leading, Differentiated CRE Servicing and Origination Platforms

National CRE servicing business is an "off-us", countercyclical business that gives us unique insights into the U.S. CRE market

Noninterest Income Contribution

1Q26 TTM (1)



Commercial mortgage servicing
9%
Other
9%
Investment banking & debt placement
28%
Trust and investment services
21%
Cards and payments
12%
Corporate services
10%
Service charges on deposit accounts
10%

Leading CRE Industry Positions

#1 *Largest named special servicer in AUM(4)*

#2 *Master and special servicing market share(2)*

#2 *Affordable housing originator(2),(3)*

#2 *New issuance market share*

Highlights

- CRE servicing is a stable, counter-cyclical source of fees and escrow deposits for Key
- ~$720Bn off-us, national servicing portfolio provides unique insights into all aspects / geographies of CRE
- Special servicing balances were a record $265Bn at 3/31; active special servicing portfolio of ~$10Bn down 19% YoY driven by resolution activity

Servicing Balances

$ in billions



+6% CAGR
Special Servicing
Master / Primary Servicing
$573
$197
$376
$209
$423
$206
$438
$249
$453
$262
$443
$720
$265
$455
2021
2022
2023
2024
2025
1Q26

Note: Graphs may not foot due to rounding

(1) Adjusted total noninterest income of $2.9Bn. Non-GAAP measure: see appendix for reconciliation; (2) For 2025; (3) Affordable housing finance includes construction and perm loan financing, but does not include equity originations; (4) Mortgage Bankers Association (MBA), includes on- and off-balance sheet originations

16

56% 16% 2% 17% 5% 4% 1% 0.29% 0.24% 0.26% 0.46% 0.43% 0.18% 0.14% 0.21% 0.41% 0.41% 0.38% 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 1Q26 Strong Credit Quality 17 (1) 1Q26 reflects annualized NCO ratio; (2) For 2016-2025; (3) Loan data based on 3/31/2026 ending balances Diversified Loan Portfolio(3) Home equity C&I Credit cards Commercial Lease Financing Other Consumer Residential mortgage CRE Nonperforming Loans Net Loan Charge-offs(1) As a % of average total loans 10-year average(2): 0.30% $ in millions; ratios as a % of period-end portfolio loans $454 $387 $574 $758 $615 $682 0.45% 0.32% 0.51% 0.73% 0.58% 0.62% 100 300 500 700 900 1100 1300 0.00% 0.20% 0.40% 0.60% 0.80% 4Q21 4Q22 4Q23 4Q24 4Q25 1Q26 Improved credit risk profile with strategic exits (e.g., indirect auto and vendor finance) and growth in targeted client segments

C&I Portfolio

High-quality (~55% investment grade) C&I portfolio diversified by product and geography

C&I Loans as a % of Total Loans

Period-end loans



Total Loans
$109.2Bn
C&I
56%

Balance by Industry[1] as a % of C&I Loans

Period-end loans



Oil & gas
3%
Other[1]
15%
Finance
22%
Materials & extraction
4%
Auto
4%
Healthcare
4%
Business services
5%
Utilities
15%
Real estate
14%
Consumer goods & services
13%
• ~57% SFL (98% investment grade)
• ~28% loans to Insurance / high-quality Finance Co's
• ~7% loans to Key unitranche funds
• Diversified by property and geography
• REITs, Funds, RE Operating Co's ~$7Bn (~40% avg LTV)
• ~50% discretionary goods / services
• ~8% asset-based lending

C&I Portfolio Highlights

- Predominantly multi-relationship customers – over 90% of outstandings are to clients with more than one product at Key
- Leveraged loans just ~4% of C&I loans
- Approximately 70% of C&I loans are secured[2]

C&I NCO Ratio[3]



0.27%
0.61%
0.57%
0.18%
0.19%
0.24%
0.57%
0.46%
0.55%
0.39% 2018-2025 Avg. NCO ratio
2018
2019
2020
2021
2022
2023
2024
2025
1Q26

Note: Graphs may not foot due to rounding; Data as of 3/31/2026
(1) Industry classification "Other" consists of public sector, construction materials and contractors, equipment, transportation, agriculture, technology media and telecom, and other as identified in Key's filings with the Securities and Exchange Commission; (2) "Secured" includes loans backed by underlying collateral, and/or some form of recourse; (3) Reflects annualized 1Q26 NCO Ratio

18

Commercial Real Estate Portfolio

High-quality CRE portfolio has relatively limited credit exposure and is diversified by property type and geography

Nonowner-occupied Loan Portfolio Composition

Period-end loans; As a % total loans



All other loans
<1% Office
3%
Affordable Housing
3%
Owner-occupied RE
4%
Traditional Multifamily
5%
Other NOORE(1)

Office Highlights

- $0 nonowner-occupied construction
- $0 nonperforming loans
- B&C Class properties in CBDs <0.1% of total loans

Multifamily Highlights

- Relationship model focused on established owners and operators, leveraging our originate-to-distribute model, and is a mixture of market rate and affordable housing
- One of the top affordable housing lenders in the country
- Over 80% of the traditional multifamily portfolio has recourse
- ~$3Bn construction loans underwritten with forward commitments for permanent financing as part of distribution model

CRE Portfolio Key Statistics

	1Q25	4Q25	1Q26
NCO ratio(2)	0.89%	0.46%	0.02%
Nonperforming loans(3)	1.27%	0.95%	1.12%
30-89 delinquencies(3)	0.52%	0.41%	0.03%
Criticized loans(3)	11.89%	8.71%	9.01%

Nonowner-occupied Portfolio Highlights

- ~13% of total loan portfolio
- Diversified portfolio with all metropolitan statistical area concentration less than 4%, and no exposure to NYC rent controlled properties
- On average, LTVs are 60-65% at origination

Note: NOORE = Nonowner-occupied real estate (Commercial Real Estate); data as of 3/31/2026
(1) Other NOORE includes Diversified, Industrial, Land & Residential, Retail, Senior Housing, Student Housing, Lodging, Medical Office, Self Storage, Skilled Nursing, and Other; (2) Reflects annualized NCO Ratio; (3) As a % of total CRE loans

19

High-quality, mostly secured portfolio with low loss history 5% 8% 12% 75% <640 640-719 720-759 760+ 17% 5% 4% Note: Data as of 3/31/2026 (1) Consumer unsecured consists of student loans, consumer credit card, and other consumer unsecured loans; (2) Excludes stale or unavailable FICO scores; (3) Reflects annualized 1Q26 consumer NCO Ratio All Other Loans Consumer Loans as a % of Total Loans Consumer NCO Ratio(3) Consumer Portfolio Highlights • Consumer credit trends remain resilient and healthy – Weighted average consumer FICO of 788 • ~80% of the portfolio is secured by real estate • Credit card portfolio <$1Bn • Intentionally running off low-yielding (3.47% weighted- average rate) residential mortgage loans Residential Mortgage Home Equity Consumer Unsecured(1) <1% Other Consumer Secured • NCO ratio: 1.85% • 30-89 delinquencies: 0.62% • 90+ delinquencies: 0.36% • ~60% of balances are student loans Unsecured Highlights Portfolio Current FICO Scores(2) Period-end loans 0.39% 0.41% 0.27% 0.21% 0.12% 0.19% 0.29% 0.26% 0.28% 2018 2019 2020 2021 2022 2023 2024 2025 1Q26 0.27% 2018-2025 Avg. NCO ratio Consumer Portfolio 20

NDFI = Non-depository financial institutions (1) Includes primarily REITs, real estate operating companies, and real estate funds Unitranche funds Other private credit Real estate lenders Specialty Finance Lending (SFL) Equipment finance co's $ in billions; data as of 1Q26 Types of Private Credit Loans Subset Call Report Reconciliation ~91% Investm nt Grade Roughly half are non-RE private equity subscription lines • 98% Investment Grade • First loss cushions typically 30 – 50% • Underwritten to the counterparty, with strict collateral eligibility criteria • Structural protections if collateral and liquidity performance deteriorates • Diversified by industry, sector, and clients (1)) • 100% senior secured loans • Substantial equity in addition to conservative advance rates NDFI Loans Including Private Credit 21

8.4% 9.6% 9.8% 10.0% 10.3% 10.4% 10.0% 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 6.2% 7.0% 7.4% 7.8% 8.1% 8.4% 8.0% 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 10.6% 11.7% 11.6% 11.7% 11.8% 11.8% 11.4% 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Tangible Common Equity Ratio(1) Common Equity Tier 1 Ratio Marked Common Equity Tier 1 Ratio(1) ~80bps ~160bps Target operating range: 9.5% - 10% 22 ~180bps Leading Capital Position ▪ Repurchased $389MM of common shares in the first quarter ▪ Expect to repurchase at least $1.3Bn of common shares in 2026 ▪ Board authorized new $3.0Bn share repurchase program (May 2026) (1) Non-GAAP measure: see appendix for reconciliation Share Repurchase Activity

10.8% 10.4% 10.0% 9.5% 9.4% 9.4% 9.4% 9.3% 9.2% 8.8% 8.7% Peer 1 Peer 4 Peer 2 Peer 5 Peer 10 Peer 7 Peer 6 Peer 9 Peer 3 Peer 8 Note: Peers include CFG, FCNCA, FITB, HBAN, MTB, PNC, RF, TFC, USB, and ZION (1) Non-GAAP measure: see appendix for reconciliation Top Quartile CET1 Capital Ratios Both as Reported and on a ‘Marked’ Basis 23 1Q26 1Q26 CET1 Marked CET1(1) Peer Median = 9.4%Peer Median = 10.6% 11.5% 11.4% 10.8% 10.8% 10.8% 10.7% 10.5% 10.3% 10.2% 10.1% 10.0% Peer 3 Peer 1 Peer 2 Peer 6 Peer 5 Peer 7 Peer 4 Peer 9 Peer 10 Peer 8 Our Capital Ratios Compare Favorably to Most Peers 100+ bps anticipated benefit under proposed Basel III RSA

$ in millions, unless otherwise stated FY2026 (vs. FY2025) Ranges are shown on an operating basis Revenue(1),(2) (FY25 baseline: $7,513) up ~7% Net interest income(1),(2) (FY25 baseline: $4,671) up 9 – 10% (previously up 8 – 10%) Net interest margin 4Q exit rate: ~3.05% (previously 3.00 – 3.05%) Average earning assets stable to 1Q26 Noninterest income (FY25 baseline: $2,842) up 3 – 4% Noninterest income on an adjusted basis(1) (FY25 baseline: $2,495)(3) up 5 – 6%(3) Adjusted noninterest expense(1) (FY25 baseline: $4,729)(4) up 3 – 4% Average loans (FY25 baseline: $105.7Bn) up 2 – 4% (previously up 1 – 2%) Average commercial loans (FY25 baseline: $74.5Bn) up 6 – 8% (previously up ~5%) NCOs to average loans 40 – 45 bps Tax rate GAAP tax rate: ~22% Tax-equivalent effective rate(5): ~23% 4Q27 Targets(1) 3.25%+ / 15%+ NIM and ROTCE 16 – 19% ROTCE 9.5 – 10% Marked CET1 Long-Term Targets(1) 2026 Outlook (1) Represents a forward-looking non-GAAP measure: refer to slide 32, "Forward-Looking Statements and Additional Information", for more information; (2) Taxable equivalent basis; (3) Excluding Commercial mortgage servicing fees, Operating lease income, Other leasing gains, Other income and net securities gains (losses); (4) Non-GAAP measure: adjusted noninterest expense for 2025 excludes a $26MM benefit from the FDIC special assessment. See slide 31 for breakout of "Selected Items Impact on Earnings"; (5) Reflects the estimated full year taxable-equivalent adjustment 24

25 ▪ Positioned to grow high-quality, low-cost deposits that fuel relationship-driven loan growth ▪ Effectively manage risks across the entire company to maintain safety and soundness and maximize profitability ▪ Scaling investment banking, wealth, and payments for the benefit of clients and shareholders ▪ Relationship business model continues to generate organic growth by expanding engagement with existing clients and attracting new customers ▪ Diverse fee mix with high contribution to revenue ▪ Focused on generating positive operating leverage annually ▪ Simplify and streamline – honing our focus to drive an outstanding client experience that is both scalable and efficient ▪ Target 1-2% cost savings annually to fund continued investments in people and technology that will drive future growth ▪ Manage capital to support client needs and drive long-term shareholder value ▪ Pursue niche “tuck in” fee-based acquisitions that we’ve proven we can integrate quickly / effectively ▪ Board authorized a share repurchase program of $3.0Bn Disciplined balance sheet growth and optimization Maintain expense discipline while investing Compound our current fee advantage Productively deploy excess capital (current and future) Well-positioned to deliver 15%+ ROTCE by 4Q27 and 16-19% ROTCE over the long term Positioned for the Future

Appendix

0 0 00 0 200 0 0 20 2 200 20 20 202 t ri ll io n s t ri ll io n s ousehold li uid assets and net worth i uid assets S Net worth S 0 0 0 20 an an an 20 an 2 an 22 an 2 an 2 an 2 e rc e n t eal final sales to private domestic purchasers growth 0 0 0 0 2 0 2 0 an an an an 20 an 2 an 22 an 2 an 2 an 2 an 2 e rc e n t Inflation e pectations C 0 yr yr yr forward Inflation Expectations Remain Anchored Strong Liquid Asset and Net Worth Growth Support Consumers Core Spending Trends Appear Stable Labor Market Conditions Do Not Look Recessionary 27 0 2 0 2 an an an an an an an 0 an e rc e n ta g e p o in ts Unemployment rate divergences and runs un consecutive months U U Sources: Federal Reserve Bank of Cleveland, Bloomberg, Federal Reserve, Bureau of Economic Analysis, Bureau of Labor Statistics Economic Expansion Remains Intact, Despite Inflation Headwinds

28 ending balances, $ in billions 3.4% 3.4% 3.4% 3.5% 3.5% 3.7% 2Q26 3Q26 4Q26 YE26 YE27 $2.2 $2.2 $1.9 $6.3 $10.7 3.0% 2.8% 2.7% 2.8% 3.0% W.A. receive- fixed rate Maturing swaps ($Bn) W.A. receive-fixed rate Receive-fixed asset swaps(1) (1) Portfolio as of 3/31/2026; (2) AFS securities swapped to floating rate 3/31/2026 Debt hedges $9.4 Securities hedges(2) $10.6 Floor spreads $0.5 Other Hedge Positions ▪ Executed $3.0Bn of spot-starting receive-fixed swaps in 1Q26 with a W.A. receive rate of 3.4% and average maturity of 2.8 years 1Q26 ALM Hedge Actions Hedging Strategy Opportunity

GAAP to Non-GAAP Reconciliation

$ in millions	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Net interest income (GAAP)	$ 1,222	$ 1,215	$ 1,184	$ 1,141	$ 1,096
Add: Taxable-equivalent adjustment	8	8	9	9	9
Net interest income TE (non-GAAP) (A)	$ 1,230	$ 1,223	$ 1,193	$ 1,150	$ 1,105
Net income (loss) attributable to Key common shareholders (GAAP) (B)	$ 486	$ 475	$ 453	$ 387	$ 369
Average Key shareholders' equity (GAAP)	$ 20,392	$ 20,388	$ 19,664	$ 19,268	$ 18,632
Less: Average intangible assets	2,758	2,762	2,767	2,772	2,777
Average preferred stock	2,500	2,500	2,500	2,500	2,500
Average tangible common equity (non-GAAP) (C)	$ 15,134	$ 15,126	$ 14,397	$ 13,996	$ 13,355
Key shareholders' equity (GAAP)	$ 19,987	$ 20,381	$ 20,102	$ 19,484	$ 19,003
Less: Intangible assets	2,757	2,760	2,765	2,770	2,774
Preferred stock [1]	2,446	2,446	2,446	2,446	2,446
Tangible common equity (non-GAAP) (D)	$ 14,784	$ 15,175	$ 14,891	$ 14,268	$ 13,783
Total assets (GAAP)	$ 188,663	$ 184,381	$ 187,409	$ 185,499	$ 188,691
Less: Intangible assets	2,757	2,760	2,765	2,770	2,774
Tangible assets (non-GAAP) (E)	$ 185,906	$ 181,621	$ 184,644	$ 182,729	$ 185,917
Tangible common equity to tangible assets ratio (non-GAAP) (D/E)	7.95 %	8.36 %	8.06 %	7.81 %	7.41 %
Return on average tangible common equity consolidated (non-GAAP) (B/C)	13.02 %	12.46 %	12.48 %	11.15 %	11.21 %
Common equity tier 1 (F)	$ 17,038	$ 17,195	$ 17,050	$ 16,774	$ 16,549
Add: AFS and Pension AOCI (loss)	(2,152)	(2,028)	(2,176)	(2,476)	(2,601)
Marked common equity tier 1 (non-GAAP) (G) [2]	$ 14,886	$ 15,167	$ 14,875	$ 14,298	$ 13,948
Risk-weighted assets (H)	$149,484	$145,933	$144,428	$143,427	$142,478
Common equity tier 1 ratio (F/H)	11.4 %	11.8 %	11.8 %	11.7 %	11.6 %
Marked CET1 ratio (non-GAAP) (G/H) [2]	10.0 %	10.4 %	10.3 %	10.0 %	9.8 %
Income (loss) from continuing operations attributable to Key common shareholders (GAAP) (I)	$ 486	$ 474	$ 454	$ 387	$ 370
Plus: Selected items (net of tax)[3]	—	(16)	(4)	—	—
Net income (loss) from continuing operations attributable to Key common shareholders, excluding selected items (non-GAAP) (J)	$ 486	$ 458	$ 450	$ 387	$ 370
Return on average tangible common equity from continuing operations (non-GAAP) (I/C)	13.02 %	12.43 %	12.51 %	11.09 %	11.24 %
Adjusted return on average tangible common equity from continuing operations excluding selected items (non-GAAP) (J/C)	13.02 %	12.01 %	12.40 %	11.09 %	11.24 %
Noninterest income (GAAP) (K)	$ 723	$ 782	$ 702	$ 690	$ 668
Plus: Selected items[3]	—	—	—	—	—
Adjusted noninterest income (non-GAAP) (L)	$ 723	$ 782	$ 702	$ 690	$ 668
Noninterest expense (GAAP) (M)	$ 1,181	$ 1,241	$ 1,177	$ 1,154	$ 1,131
Less: Intangible asset amortization	2	5	5	5	5
Noninterest expense less intangible asset amortization (non-GAAP) (N)	$ 1,179	$ 1,236	$ 1,172	$ 1,149	$ 1,126
Plus: Selected items[3] (O)	—	21	5	—	—
Adjusted noninterest expense less intangible asset amortization (non-GAAP) (P)	$ 1,179	$ 1,257	$ 1,177	$ 1,149	$ 1,126
Adjusted noninterest expense (non-GAAP) (M+O)	$ 1,181	$ 1,262	$ 1,182	$ 1,149	$ 1,131
Total taxable-equivalent revenue (non-GAAP) (A+K) = (Q)	$ 1,953	$ 2,005	$ 1,895	$ 1,840	$ 1,773
Total adjusted taxable-equivalent revenue (non-GAAP) (A+L)	1,953	2,005	1,895	1,840	1,773
Cash efficiency ratio (non-GAAP) (N/Q)	60.37 %	61.65 %	61.8 %	62.4 %	63.51 %
Adjusted cash efficiency ratio (non-GAAP) (P/Q)	60.37 %	62.69 %	62.1 %	62.4 %	63.51 %
Pre-provision net revenue from continuing operations (non-GAAP) (A+K-M)	$ 772	$ 764	$ 718	$ 686	$ 642
Plus: Selected items[3]	—	(21)	(5)	—	—
Adjusted pre-provision net revenue from continuing operations (non-GAAP)	$ 772	$ 743	$ 713	$ 686	$ 642
Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$0.44	$0.43	$0.41	$0.35	$0.33
Plus: EPS impact of selected items [3]	—	(0.01)	—	—	—
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP) [4]	$ 0.44	$ 0.41	$ 0.41	$ 0.35	$ 0.33

(1) Net of capital surplus; (2) Under the current applicable regulatory capital rules, Key has made the AOCI opt out election, which enables us to exclude components of AOCI from regulatory capital, notably the AOCI relative to securities and pension. Marked CET1 ratio is a non-GAAP measure and is calculated based on Common Equity Tier 1 capital, inclusive of the AOCI impact from securities and pension, divided by risk weighted assets; (3) See slide 31 for breakout of "Selected Items Impact on Earnings"; (4) Earnings per share may not foot due to rounding

29

CET1 – AOCI impact(1) ($ in millions) 1Q26 4Q25 3Q25 2Q25 1Q25 4Q24 3Q24 Common equity tier 1 (A) $ 17,038 $ 17,195 $ 17,051 $ 16,775 $ 16,549 $ 16,489 $ 15,043 Add: AFS and pension accumulated other comprehensive income (loss) (2,152) (2,027) (2,176) (2,476) (2,601) (3,032) (3,118) Marked common equity tier 1 (B) $ 14,886 $ 15,168 $ 14,875 $ 14,299 $ 13,948 $ 13,457 $ 11,925 Risk weighted assets (C) $ 149,484 $ 145,933 $ 144,428 $ 143,427 $ 142,478 $ 140,945 $ 138,933 Common equity tier 1 ratio (A/C) 11.4% 11.8% 11.8% 11.7% 11.6% 11.7% 10.6 % Marked CET1 ratio (B/C) 10.0% 10.4% 10.3% 10.0% 9.8% 9.6% 8.4% (1) Under the current applicable regulatory capital rules, Key has made the AOCI opt out election, which enables us to exclude components of AOCI from regulatory capital, notably the AOCI relative to securities and pension. Marked CET1 ratio is a non-GAAP measure and is calculated based on Common Equity Tier 1 capital, inclusive of the AOCI impact from securities and pension, divided by risk weighted assets. We believe this non-GAAP measure provides useful information in light of the potential for change in the regulatory capital framework 30 GAAP to Non-GAAP Reconciliation

(1) Favorable (unfavorable) impact; (2) Impact to EPS reflected on a fully diluted basis; (3) In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. Amounts reflected in this table represent adjustments from initial estimates based on quarterly invoices received from the FDIC; (4) Earnings per share may not foot due to rounding Selected Items Impact on Earnings $ in millions, except per share amounts Pretax(1) After-tax at marginal rate(1) Quarter to date results Amount Net Income EPS(2)(4) Three months ended March 31, 2026 No items $ — $ — $ — Three months ended December 31, 2025 FDIC special assessment (other expense)(3) 21 16 0.01 Three months ended September 30, 2025 FDIC special assessment (other expense)(3) 5 4 — Three months ended June 30, 2025 No items — — — Three months ended March 31, 2025 No items — — — 31 Selected Items Impact on Earnings

Forward-looking Statements and Additional Information This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control). Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Non-GAAP Measures. This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation to the comparable GAAP financial measures, can be found in the appendix to this presentation. Forward-Looking Non-GAAP Measures. This document contains forward-looking non-GAAP measures. We are unable to provide a reconciliation of forward-looking non-GAAP measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficultly in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results. Annualized Data. Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Taxable Equivalent. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt municipal securities, and certain lease assets, on a common basis that facilitates comparison of results to results of peers. Earnings Per Share Equivalent. Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent. GAAP: Generally Accepted Accounting Principles 32